EXHIBIT 4.3

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-                                                       Rights
                                                                   -----

                              EQUIDYNE CORPORATION

          NOT EXERCISABLE AFTER JANUARY 22, 2011, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY TRANSFEREE OF SUCH RIGHTS SHALL BECOME NULL AND VOID.

                                Right Certificate
                                -----------------

     This certifies that                     , or registered assigns, is the
                         --------------------
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 22, 2001 (as amended from time to time, the "Rights Agreement"), between Equidyne Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase, subject to any required regulatory approval, from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on January 21, 2011 (subject to earlier redemption or exchange of the Rights by the Company, as set forth in the Rights Agreement), at the shareholders services office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid nonassessable share of Preferred Stock, Series C, par value $.01 per share, (the "Preferred Stock"), of the Company, at a purchase price of $40.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 14, 2001, based on the shares of Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number or amount of securities or other assets which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights,


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limitations of rights, obligations, duties and immunities hereunder of the
Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at either the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.

     Notwithstanding any provision of this Right Certificate to the contrary, the Rights evidenced by this Right Certificate shall not be exercisable, and the Company shall have no obligations hereunder, (a) unless and until any regulatory approvals required for the issuance and/or sale of securities upon such exercise have been obtained, (b) if the exercise thereof, or the issuance and/or sale of the securities to be purchased upon such exercise, would violate or contravene any applicable law, regulation or administrative or judicial order or (c) in any jurisdiction if any requisite filings under any applicable securities laws shall not have been made or become effective in such jurisdiction.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed or exchanged by the Company.

     If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. No fractional securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of such security, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


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     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of               , 20   .
            --------------    ---

ATTEST:                                 EQUIDYNE CORPORATION


                                        By:
--------------------------------            -----------------------------------
Name:                                   Name:
Title:                                  Title:
Countersigned:


AMERICAN STOCK TRANSFER & TRUST COMPANY


By:
   -----------------------------
   Authorized Signature


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


                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                        (To be executed by the registered
                        holder if such holder desires to
                        transfer the Right Certificate.)

     FOR VALUE RECEIVED                                hereby sells, assigns and
                        ------------------------------
transfers unto                            - (Please print name and address of
               --------------------------
transferee) - this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                 Attorney, to transfer the within Right Certificate on the books
----------------
of the within-named Company, with full power of substitution.

Dated:                      , 20
       ---------------------    ---

                                             -----------------------------------
                                                         Signature

Signature Guaranteed:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:  EQUIDYNE CORPORATION

     The undersigned hereby irrevocably elects to exercise
                                                           ------------------
Rights represented by this Right Certificate to purchase shares of the Series C Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Series C Preferred Stock be issued in the name of:

Please insert social security or other identifying number

--------------------------------------------------------------------------------

(Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

--------------------------------------------------------------------------------

(Please print name and address)

--------------------------------------------------------------------------------


Dated:               , 20
        -------------    ---                 ----------------------------------
                                                        Signature


Signature Guaranteed:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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            [Form of Reverse Side of Right Certificate -- continued]

                                   Certificate
                                   -----------

     The undersigned hereby certifies, for the benefit of the Company and other holders of Rights, by checking the appropriate boxes, that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:               , 20
        -------------    ---                 ----------------------------------
                                                          Signature


Signature Guaranteed:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     NOTICE
                                     ------

     The signature in the foregoing Forms of Assignment and Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


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